CENTURY CAPITAL MANAGEMENT TRUST
                  DISTRIBUTION AND SUBADMINISTRATION AGREEMENT

         AGREEMENT as amended and restated the as of the 16th day of June, 2005, by and among Century Capital Management Trust, a Massachusetts business trust with its principal office and place of business at 100 Federal Street, 29th Floor, Boston, Massachusetts 02110 (the "Trust"), Century Capital Management, LLC, a Delaware limited liability company with its principal office and place of business at 100 Federal Street, 29th Floor, Boston, Massachusetts 02110 (the "Adviser") and Foreside Fund Services, LLC, a Delaware limited liability company formerly known as Forum Fund Services, LLC, with its principal office and place of business at Two Portland Square, Portland, Maine 04101 ("Foreside").

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company and may issue its shares of beneficial interest, no par value ("Shares") in separate series and classes;

         WHEREAS, Foreside is registered under the Securities Exchange Act of 1934, as amended ("1934 Act"), as a broker-dealer and is engaged in the business of selling shares of registered investment companies either directly to purchasers or through other financial intermediaries and providing various administrative services to those investment companies;

         WHEREAS, the Trust offers shares in two separate series and may in the future offer shares in various other series as listed in Appendix A hereto from time to time (each such series, together with all other series subsequently established by the Trust and made subject to this Agreement being herein referred to as a "Fund," and collectively the "Funds"), and the Trust offers shares of various classes of each Fund and may in the future offer other classes as listed in Appendix A hereto from time to time (each such class together with all other classes subsequently established by the Trust in a Fund being herein referred to as a "Class," and collectively as the "Classes");

         WHEREAS, the Adviser acts as the investment adviser and administrator to each of its separate series of the Trust under (i) an Investment Advisory and Management Services Agreement, or (ii) an Investment Advisory Agreement and Administration Agreement, and may provide certain subadministration services through its various agents and subcontractors;

         WHEREAS, the Trust desires that Foreside offer, as principal underwriter, the Shares of each Fund and Class thereof to the public and Foreside is willing to provide those services on the terms and conditions set forth in this Agreement in order to promote the growth of the Funds and facilitate the distribution of the Shares; and

         WHEREAS, the Adviser desires that Foreside provide various subadministrative services to each Fund and Class thereof at the Adviser's expense and Foreside is willing to provide those services on the terms and conditions set forth in this Agreement;

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Trust, the Adviser and Foreside hereby agree to amend and restate this Agreement as follows:

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        SECTION 1. APPOINTMENT; DELIVERY OF DOCUMENTS

         (a) The Trust hereby appoints Foreside, and Foreside hereby agrees, to act as distributor of the Shares for the period and on the terms set forth in this Agreement.

         (b) The Adviser hereby appoints Foreside, and Foreside hereby agrees, to provide certain subadministration services to the Adviser with respect to each Fund for the period and on the terms set forth in this Agreement.

         (c) In connection therewith, the Trust has delivered to Foreside copies of: (i) the Trust's Declaration of Trust and Bylaws (collectively, as amended from time to time, "Organic Documents"); (ii) the Trust's Registration Statement and all amendments thereto filed with the U.S. Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended ("Securities Act"), or the 1940 Act ("Registration Statement"); (iii) the current prospectuses and statements of additional information of each Fund and Class thereof (collectively, as currently in effect and as amended or supplemented, the "Prospectus"); (iv) each current plan of distribution or similar document adopted by the Trust under Rule 12b-1 under the 1940 Act ("Plan") and each current shareholder service plan or similar document adopted by the Trust ("Service Plan"); and (v) all procedures adopted by the Trust with respect to the Funds (e.g., repurchase agreement procedures), and shall promptly furnish Foreside with all amendments of or supplements to the foregoing. The Trust shall deliver to Foreside: (x) a certified copy of the resolution of the Board of Trustees of the Trust (the "Board") appointing Foreside and authorizing the execution and delivery of this Agreement; (y) a copy of all proxy statements and related materials relating to the Funds; and (z) any other documents, materials or information that Foreside shall reasonably request to enable it to perform its duties pursuant to this Agreement.

         (d) Upon effectiveness hereof, the Adviser shall deliver to Foreside a list of the various states of the United States and other jurisdictions ("States") where each Fund's Shares are eligible to be sold.

         SECTION 2. EXCLUSIVE NATURE OF DISTRIBUTION DUTIES

         Foreside shall be the exclusive representative of the Trust to act as distributor of the Funds except that the rights given under this Agreement to Foreside shall not apply to: (i) Shares issued in connection with the merger, consolidation or reorganization of any other investment company or series or class thereof; (ii) a Fund's acquisition by purchase or otherwise of all or substantially all of the assets or stock of any other investment company or series or class thereof; (iii) the reinvestment in Shares by a Fund's shareholders of dividends or other distributions; or (iv) any other offering by the Trust of securities to its shareholders (collectively "exempt transactions"), and except that nothing herein shall limit the right of the Adviser from time to time directly or indirectly to perform distribution activities similar or in addition to those heretofore performed by the Adviser.

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         SECTION 3. OFFERING OF SHARES

         (a) Foreside may act as the Trust's agent, to offer, and to solicit offers to subscribe to, unsold Shares of the Funds as shall then be effectively registered under the Securities Act. Foreside will promptly forward all orders and subscriptions to the Trust.

         (b) Intentionally Left Blank.

         (c) The net asset value per Share of each Fund or Class thereof shall be determined by the Trust, or its designated agent, in accordance with and at the times indicated in the applicable Prospectus on each Fund business day in accordance with the method set forth in the Prospectus and guidelines established by the Board. The Trust will advise Foreside of the net asset value per Share at each time as the net asset value per Share shall have been determined by the Trust and at such other times as Foreside may reasonably request.

         (d) The Trust reserves the right to suspend the offering of Shares of a Fund or of any Class thereof at any time in the absolute discretion of the Board, and upon notice of such suspension Foreside shall cease to offer Shares of the Funds or Classes thereof specified in the notice.

         (e) The Trust, or any agent of the Trust designated in writing to Foreside by the Trust, shall be promptly advised by Foreside of all purchase orders for Shares received by Foreside and all subscriptions for Shares obtained by Foreside as agent shall be directed to the Trust for acceptance and shall not be binding until accepted by the Trust. Any order or subscription may be rejected by the Trust; provided, however, that the Trust will not arbitrarily or without reasonable cause refuse to accept or confirm orders or subscriptions for the purchase of Shares. The Trust or its designated agent will confirm orders and subscriptions upon their receipt, will make appropriate book entries and, upon receipt by the Trust or its designated agent of payment thereof, will issue such Shares in certificated or uncertificated form pursuant to the instructions of Foreside. Foreside agrees to cause such payment and such instructions to be delivered promptly to the Trust or its designated agent.

         SECTION 4. REPURCHASE OR REDEMPTION OF SHARES BY THE TRUST

         (a) Any of the outstanding Shares of a Fund or Class thereof may be tendered for redemption at any time, and the Trust agrees to redeem or repurchase the Shares so tendered in accordance with its obligations as set forth in the Organic Documents and the Prospectus relating to the Shares. The price to be paid to redeem or repurchase the Shares of a Fund of Class thereof shall be equal to the net asset value calculated in accordance with the provisions of Section 3(c) hereof less, in the case of Shares for which a deferred sales charge and/or redemption fee is assessed, a deferred sales charge and/or redemption fee equal to a specified percentage or percentages of the net asset value of those Shares as from time to time set forth in the Prospectus relating to those Shares. Shares of a Fund or Class thereof for which a deferred sales charge may be assessed and that have been outstanding for a specified period of time may be redeemed

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

without payment of a deferred sales charge as from time to time set forth in the Prospectus relating to those Shares.

         (b) The Trust or its designated agent shall pay (i) the total amount of the redemption price consisting of the redemption price less any applicable deferred sales charge and/or redemption fee to the redeeming shareholder or its agent and (ii) except as may be otherwise required by the Rules of Fair Practice (the "Rules") of the National Association of Securities Dealers Regulation, Inc. (the "NASD") and any interpretations, thereof, any applicable deferred sales charges to Foreside in accordance with Foreside's instructions on or before the fifth business day (or such other earlier business day as is customary in the investment company industry) subsequent to the Trust or its agent having received the notice of redemption in proper form.

         (c) Redemption of Shares or payment therefor may be suspended at times when the New York Stock Exchange is closed for any reason other than its customary weekend or holiday closings, when trading thereon is restricted, when an emergency exists as a result of which disposal by the Trust of securities owned by a Fund is not reasonably practicable or it is not reasonably practicable for the Trust fairly to determine the value of a Fund's net assets, or during any other period when the SEC so requires or permits.

         SECTION 5. DUTIES AND REPRESENTATIONS OF FORESIDE

         (a) Subject to the direction and control of the Board, Foreside shall:

         (i) Use reasonable efforts to sell Shares of the Funds upon the terms and conditions contained herein and in the then current Prospectus. Foreside shall devote reasonable time and effort to effect sales of Shares but shall not be obligated to sell any specific number of Shares. The services of Foreside to the Trust hereunder are not to be deemed exclusive, and nothing herein contained shall prevent Foreside from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby;

         (ii) In selling Shares of the Funds, use its best efforts in all material respects duly to conform with the requirements of all federal and state laws relating to the sale of the Shares. None of Foreside, any broker-dealer or other financial intermediary ("Dealers") or any other person is authorized by the Trust to give any information or to make any representations other than as is contained in a Fund's Prospectus or any advertising materials or sales literature specifically approved in writing by the Trust or its agents; and

         (iii) Adopt and follow procedures for the confirmation of sales to investors and Dealers, the collection of amounts payable by investors and Dealers on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the NASD.

         (b) Subject to the direction and control of the Adviser, Foreside shall perform the services listed in this Section 5(b). With respect to each Fund, as applicable, Foreside shall:

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         (i) provide the Adviser with a summary of its review of all advertising and sales literature for each Fund to the Adviser by the third business day after any routine advertising or sales literature is proposed and received by Foreside's compliance department (five business days after any extraordinary advertising or sales literature is proposed and received);

         (ii) provide the Adviser with a summary of its review of all Prospectuses and Registration Statements prepared by a Fund by the fifth business day any such Prospectus or Registration Statement is proposed and received by Foreside's compliance department;

         (iii) at the request of the Adviser, carry the license as a registered representative of those persons who will service or assist in the distribution of a Fund, who agree to comply with the policies of Foreside related to registered representatives and who, in the absolute discretion of Foreside, comply with such policies ("Adviser Reps");

         (iv) attempt to maintain active sub-distribution agreements, shareholder servicing agreements and other agreements related to the distribution or servicing of a Fund with Dealers who, prior to Foreside entering into this Agreement, acted in similar capacities for a Fund, and in connection with the Adviser seek to obtain additional agreements with Dealers;

         (v) at the request of the Adviser, provide a Fund with adequate general office space;

         (vi) cooperate with each Fund's independent public accountants and take reasonable action to make all necessary information available to the accountants for the performance of the accountants' duties;

         (vii) Intentionally Left Blank.;

         (viii) provide the Adviser and the Board with periodic reports relating to the services provided by Foreside under this Agreement; and

         (ix) provide the Adviser with such other administrative services and assistance relating to the affairs of the Adviser and the Trust as the Adviser may, from time to time, reasonably request pursuant to mutually acceptable compensation and implementation agreements between the Adviser and Foreside.

         (c) Foreside shall maintain records relating to its services as are required to be maintained under, and shall otherwise comply with, the 1934 Act and the 1940 Act. The books and records pertaining to the Trust or the Adviser that are in possession of Foreside shall be the property of the Trust or the Adviser, respectively. The Trust, the Adviser, or their authorized representatives, shall have access to such books and records at all times during Foreside's normal business hours. Upon the reasonable request of the Trust or the Adviser, copies of any such books and records shall be provided promptly by Foreside to the Trust, the Adviser or their authorized representatives at the Adviser's expense. In the event a successor is designated that shall assume any of Foreside's obligations hereunder, Foreside shall, at the expense and direction of the Adviser, transfer to such successor all relevant books, records and other data established or maintained by Foreside under this Agreement.

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         (d) Nothing contained herein shall be construed to require Foreside to perform any service that could cause Foreside to be deemed an investment adviser for purposes of the 1940 Act or the Investment Advisers Act of 1940, as amended, or that could cause a Fund to act in contravention of the Fund's Prospectus or any provision of the 1940 Act. Except with respect to Foreside's duties as set forth in this Section 5 and except as otherwise specifically provided herein, the Adviser assumes all responsibility for ensuring that each Fund, complies with all applicable requirements of the Securities Act, the 1940 Act and any laws, rules and regulations of governmental authorities with jurisdiction over the Adviser.

         (e) Foreside represents and warrants to the Trust and to the Adviser that:

         (i) It is a limited liability company duly organized and existing and in good standing under the laws of the State of Delaware;

         (ii) It is duly qualified to carry on its business in the State of Maine and in any other state where the failure to be so qualified would have a material adverse effect on Foreside's ability to perform its obligations hereunder;

         (iii) It is empowered under applicable laws and by its Operating Agreement to enter into this Agreement and perform its duties under this Agreement;

         (iv) All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

         (v) It has access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement;

         (vi) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of Foreside, enforceable against Foreside in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

         (vii) It is registered under the 1934 Act with the SEC as a broker-dealer, it is a member in good standing of the NASD, it will abide by the rules and regulations of the NASD, and it will promptly notify the Trust if its membership in the NASD is terminated or suspended.

         (f) Notwithstanding anything in this Agreement, including the Appendices, to the contrary, Foreside makes no warranty or representation as to the number of Dealers with which it has entered into selling agreements, as to the availability of any Shares to be sold through any Dealer or as to any other matter not specifically set forth herein.

         SECTION 6. DUTIES AND REPRESENTATIONS OF THE TRUST

         (a) The Trust shall furnish to Foreside copies of all financial statements and other documents to be delivered to shareholders or investors at least two Fund business days prior to such delivery and shall furnish Foreside copies of all other financial statements, documents and other papers or information which Foreside may reasonably request for use in connection with the distribution of Shares. The Trust shall make available to Foreside the number of copies of the Funds' Prospectuses as Foreside shall reasonably request.

         (b) The Trust shall take, from time to time, subject to the approval of the Board and any required approval of the shareholders of the Trust, all action necessary to fix the number of authorized Shares (if such number is not limited) and to register the Shares under the Securities Act, to the end that there will be available for sale the number of Shares as reasonably may be expected to be sold pursuant to this Agreement.

         (c) The Trust shall execute any and all documents, furnish to Foreside any and all information, otherwise use its best efforts to take all actions that may be reasonably necessary and cooperate with Foreside in taking any action as may be necessary to register or qualify Shares for sale under the securities laws of the various States as the Trust shall designate; provided that Foreside shall not be required to register as a broker-dealer or file a consent to service of process in any State and neither the Trust nor any Fund or Class thereof shall be required to qualify as a foreign corporation, trust or association in any State. Any registration or qualification may be withheld, terminated or withdrawn by the Trust at any time in its discretion. Foreside shall furnish such information and other material relating to its affairs and activities as may be required by the Trust in connection with such registration or qualification. The Trust shall inform Foreside from time to time, and as requested, of the various States in which each class of Shares is registered and the amounts so registered. The Trust shall pay all fees and expenses of registering Shares under the Securities Act and of registering or qualifying Shares and the Trust's qualification under applicable state securities laws. Foreside shall pay all expenses relating to its broker-dealer qualification.

         (d) The Trust represents and warrants to Foreside that:

         (i) It is a business trust duly organized and existing and in good standing under the laws of The Commonwealth of Massachusetts; (ii) It is empowered under applicable laws and by its Organic Documents to enter into and perform this Agreement;

         (iii) All proceedings required by the Organic Documents have been taken to authorize it to enter into and perform its duties under this Agreement;

         (iv) It is an open-end management investment company registered with the SEC under the 1940 Act;

         (v) All Shares, when issued, shall be validly issued, fully paid and non-assessable;

         (vi) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

         (vii) The Registration Statement is currently effective and will remain effective with respect to all Shares of the Funds and Classes thereof being offered for sale during the term of this Agreement;

         (viii) The Registration Statement and Prospectuses have been or will be, as the case may be, carefully prepared in conformity with the requirements of the Securities Act and the rules and regulations thereunder; (ix) The Registration Statement and Prospectuses contain or will contain all statements required to be stated therein in accordance with the Securities Act and the rules and regulations thereunder; all statements of fact contained or to be contained in the Registration Statement or Prospectuses are or will be true and correct at the time indicated or on the effective date as the case may be; and neither the Registration Statement nor any Prospectus, when they shall become effective or be authorized for use, will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares;

         (x) It will from time to time file such amendment or amendments to the Registration Statement and Prospectuses as, in the light of then-current and then-prospective developments, shall, in the opinion of its counsel, be necessary in order to have the Registration Statement and Prospectuses at all times contain all material facts required to be stated therein or necessary to make any statements therein not misleading to a purchaser of Shares ("Required Amendments");

         (xi) It shall not file any amendment to the Registration Statement or Prospectuses without giving Foreside reasonable advance notice thereof; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendments to the Registration Statement or Prospectuses, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional; and

         (xii) Any amendment to the Registration Statement or Prospectuses hereafter filed will, when it becomes effective, contain all statements required to be stated therein in accordance with the 1940 Act and the rules and regulations thereunder; all statements of fact contained in the Registration Statement or Prospectuses will, when be true and correct at the time indicated or on the effective date as the case may be; and no such amendment, when it becomes effective, will include an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares.

         SECTION 7. DUTIES AND REPRESENTATIONS OF ADVISER

         (a) In order for Foreside to perform the services required under this Agreement, the Adviser shall (i) shall cause all service providers to each Fund to furnish any and all information to Foreside, and assist Foreside as may be required and (ii) ensure that Foreside has access to all records and documents maintained by the Adviser or any service provider to each Fund and

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

furnish to Foreside that information requested by Foreside that is required for Foreside to perform its duties under this Agreement.

         (b) The Adviser represents and warrants to Foreside that:

         (i) It is a limited liability company duly organized and existing and in good standing under the laws of the State of Delaware;

         (ii) It is duly qualified to carry on its business in The Commonwealth of Massachusetts and in any other state where the failure to be so qualified would have a material adverse effect on the Adviser's ability to perform its obligations hereunder;

         (iii) It is empowered under applicable laws and by its Limited Liability Company Agreement to enter into and perform this Agreement;

         (iv) All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

         (v) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Adviser, enforceable against the Adviser in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

         (vi) The performance by the Adviser of its obligations under this Agreement does not and will not contravene any provision of its Limited Liability Company Agreement;

         (vii) The Registration Statement is currently effective and will remain effective with respect to all Shares of the Funds and Classes thereof being offered for sale during the term of this Agreement;

         (viii) The Registration Statement and Prospectuses have been or will be, as the case may be, carefully prepared in conformity with the requirements of the Securities Act;

         (ix) The Registration Statement and Prospectuses contain or will contain all statements required to be stated therein in accordance with the Securities Act and the rules and regulations thereunder; all statements of fact contained or to be contained in the Registration Statement or Prospectuses are or will be true and correct at the time indicated or on the effective date as the case may be; and neither the Registration Statement nor any Prospectus, when they shall become effective or be authorized for use, will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares;

         (x) It shall cause each Fund to file Required Amendments;

         (xi) It shall not cause a Fund to file any amendment to the Registration Statement or Prospectuses without giving Foreside reasonable advance notice thereof; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right

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

         to file at any time such amendments to the Registration Statement or Prospectuses, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional; and

         (xii) Any amendment to the Registration Statement or Prospectuses hereafter filed will, when it becomes effective, contain all statements required to be stated therein in accordance with the 1940 Act and the rules and regulations thereunder; all statements of fact contained in the Registration Statement or Prospectuses will, when be true and correct at the time indicated or on the effective date as the case may be; and no such amendment, when it becomes effective, will include an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares.

         SECTION 8. STANDARD OF CARE

         (a) Foreside shall use its best judgment and reasonable efforts in rendering services to the Trust under this Agreement but shall be under no duty to take any action except as specifically set forth herein or as may be specifically agreed to by Foreside in writing. Except for material breaches of this Agreement or applicable law, Foreside shall not be liable to the Trust, the Adviser or any of the Trust's shareholders for any error of judgment or mistake of law, for any loss arising out of any investment, or for any action or inaction of Foreside in the absence of bad faith, willful misfeasance or gross negligence in the performance of Foreside's duties or obligations under this Agreement or by reason or Foreside's reckless disregard of its duties and obligations under this Agreement.

         (b) Foreside Indemnitees (as defined in Section 9) shall not be liable for any action taken or failure to act in good faith reliance upon:

         (i) the advice of the Trust, the Adviser or of counsel, who may be counsel to the Trust or the Adviser;

         (ii) any oral instruction which it receives and which it reasonably believes in good faith was transmitted by the person or persons authorized by the Board or the Adviser to give such oral instruction (provided that Foreside has such reasonable belief, Foreside shall have no duty or obligation to make any inquiry or effort of certification of such oral instruction);

         (iii) any written instruction or certified copy of any resolution of the Board, and Foreside may rely upon the genuineness of any such document or copy thereof reasonably believed in good faith by Foreside to have been validly executed; or

         (iv) any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other document reasonably believed in good faith by Foreside to be genuine and to have been signed or presented by the Trust or other proper party or parties;

and Foreside shall not be under any duty or obligation to inquire into the validity or invalidity or authority or lack thereof of any statement, oral or written instruction, resolution, signature,

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

request, letter of transmittal, certificate, opinion of counsel, instrument, report, notice, consent, order, or any other document or instrument which Foreside reasonably believes in good faith to be genuine.

         (c) Foreside shall not be liable for the errors of other service providers to a Fund or their systems, including the errors of pricing services (other than to pursue all reasonable claims against the pricing service based on the pricing services' standard contracts entered into by Foreside) and errors in information provided by an investment adviser (including prices and pricing formulas and the untimely transmission of trade information), custodian or transfer agent to the Fund.

         SECTION 9. INDEMNIFICATION

         (a) Each of the Trust and the Adviser will indemnify, defend and hold Foreside, its employees, agents, directors and officers and any person who controls Foreside within the meaning of section 15 of the Securities Act or section 20 of the 1934 Act ("Foreside Indemnitees") free and harmless from and against any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character (including the cost of investigating or defending such claims, demands, actions, suits or liabilities and any reasonable counsel fees incurred in connection therewith) ("Costs") which any Foreside Indemnitee may incur, under the Securities Act, or under common law or otherwise, (i) arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or the Prospectuses or arising out of or based upon any alleged omission to state a material fact required to be stated in any one thereof or necessary to make the statements in any one thereof not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished in writing to the Trust in connection with the preparation of the Registration Statement or exhibits to the Registration Statement by or on behalf of Foreside and (ii) with respect to the Adviser only, arising out of or in any way related to Foreside's actions taken or failures to act with respect to a Fund that are consistent with the standard of care set forth in Section 8(a) or based, if applicable, on good faith reliance upon an item described in Section 8(b) ("Foreside Claims").The foregoing obligation of the Trust shall apply to any Foreside Claim arising after receipt of Foreside's notice of termination under Section 14(e) only to the extent such Claim is directly related to the matters for which Foreside has requested amendment to the Registration Statement and for which the Trust has not filed a Required Amendment, regardless of whether any statement in or omission from the Registration Statement was made in reliance upon, or in conformity with, information furnished to the Trust by or on behalf of Foreside.

         (b) The Trust or the Adviser, as applicable, may assume the defense of any suit brought to enforce any Foreside Claim and may retain counsel of good standing chosen by the Trust or the Adviser and approved by Foreside, which approval shall not be withheld unreasonably. The Trust or Adviser shall advise Foreside that it will assume the defense of the suit and retain counsel within ten (10) days of receipt of the notice of the claim. If the Trust or Adviser assumes the defense of any such suit and retains counsel, the Foreside Indemnitees shall bear the fees and expenses of any additional counsel that they retain. If the Trust and Adviser do not assume the defense of any such suit, or if Foreside does not approve of counsel chosen by the Trust or Adviser or has been advised that it may have available defenses or claims that are not available to or conflict with those available to the Trust or Adviser, the Trust and Adviser will reimburse any Foreside Indemnitee named as defendant in such suit for the reasonable fees and expenses of any counsel that person retains. A Foreside Indemnitee shall not settle or confess any claim without the prior written consent of the Trust or Adviser, which consent shall not be unreasonably withheld or delayed.

         (c) Foreside will indemnify, defend and hold the Trust, the Adviser and their respective several officers, Trustees, directors, employees, agents and shareholders (collectively, the "Trust Indemnitees") free and harmless from and against any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character (including the cost of investigating or defending such claims, demands, actions, suits or liabilities and any reasonable counsel fees incurred in connection therewith) which any Trust Indemnitee may incur, under the Securities Act, or under common law or otherwise, but .only to the extent that such claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses result from, arise out of or are based upon:

         (i) any alleged untrue statement of a material fact contained in the Registration Statement or Prospectus or any alleged omission of a material fact required to be stated or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust in writing in connection with the preparation of the Registration Statement or Prospectus by or on behalf of Foreside; or

         (ii) any act of, or omission by, Foreside or its sales representatives that does not conform to the standard of care set forth in Section 8 of this Agreement ("Trust Claims").

         (d) Foreside may assume the defense of any suit brought to enforce any Trust Claim and may retain counsel of good standing chosen by Foreside and approved by the Trust and Adviser, as applicable, which approval shall not be withheld unreasonably. Foreside shall advise the Trust and Adviser that it will assume the defense of the suit and retain counsel within ten (10) days of receipt of the notice of the claim. If Foreside assumes the defense of any such suit and retains counsel, the Trust Indemnitees shall bear the fees and expenses of any additional counsel that they retain. If Foreside does not assume the defense of any such suit, or if Trust or Adviser does not approve of counsel chosen by Foreside or has been advised that it may have available defenses or claims that are not available to or conflict with those available to Foreside, Foreside will reimburse any Trust Indemnitee named as defendant in such suit for the reasonable fees and expenses of any counsel that person retains. A Trust Indemnitee shall not settle or confess any claim without the prior written consent of Foreside, which consent shall not be unreasonably withheld or delayed.

         (e) All obligations to provide indemnification under this Section are conditioned upon the applicable parties receiving notice of any action brought against a Foreside Indemnitee or Trust Indemnitee by the person against whom such action is brought within twenty (20) days after the summons or other first legal process is served. Such notice shall refer to the person or persons against whom the action is brought. Notwithstanding the foregoing, the failure to provide such notice shall not relieve the party entitled to such notice of any liability that it may have to any Foreside Indemnitee or Trust Indemnitee except to the extent that the ability of the party entitled to such notice to defend such action has been materially adversely affected by the failure to provide notice.

         (f) The provisions of this Section and the parties' representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Foreside Indemnitee or Trust Indemnitee and shall survive the sale and redemption of any Shares made pursuant to subscriptions obtained by Foreside. The indemnification provisions of this Section will inure exclusively to the benefit of each person that may be a Foreside Indemnitee or Trust Indemnitee at any time and their respective successors and assigns (it being intended that such persons be deemed to be third party beneficiaries under this Agreement).

         (g) Foreside agrees promptly to notify the Trust and the Adviser, and each of the trust and Adviser agrees promptly to notify Foreside, of the commencement of any litigation or proceeding of which it becomes aware arising out of or in any way connected with the issuance or sale of Shares or services provided hereunder.

         (h) Nothing contained herein shall require the Trust to take any action contrary to any provision of its Organic Documents or any applicable statute or regulation or shall require Foreside or the Adviser to take any action contrary to any provision of its Organic Documents or any applicable statute or regulation; provided, however, that no party may amend their Organic Documents in any manner that would result in a violation of a representation or warranty made in this Agreement. (i) Nothing contained in this Section, shall be construed to protect Foreside against any liability to the Trust, the Adviser or the Trust's security holders to which Foreside would otherwise be subject by reason of its failure to satisfy the standard of care set forth in Section 8 of this Agreement.

         SECTION 10. NOTIFICATION BY THE TRUST

         The Trust shall advise Foreside immediately: (i) of any request by the SEC for amendments to the Trust's Registration Statement or Prospectus or for additional information; (ii) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Trust's Registration Statement or any Prospectus or the initiation of any proceedings for that purpose; (iii) of the happening of any material event which makes untrue any statement made in the Trust's then current Registration Statement or Prospectus or which requires the making of a change in either thereof in order to make the statements therein not misleading; and (iv) of all action of the SEC with respect to any amendments to the Trust's Registration Statement or Prospectus which may from time to time be filed with the Commission under the 1940 Act or the Securities Act.

         SECTION 11. COMPENSATION; EXPENSES

         (a) In consideration of Foreside's services in connection with the distribution of Shares of each Fund and Class thereof, Foreside shall receive:
(i) any applicable sales charge assessed upon investors in connection with the purchase of Shares; (ii) from the Trust, any applicable contingent deferred sales charge ("CDSC") assessed upon investors in connection with the redemption of Shares; (iii) from the Trust, the distribution service fees set forth in Appendix A with respect to the Shares of those Classes for which a Plan is effective (the "Distribution Fee"); and (iv) from the Trust, the shareholder service fees set forth in Appendix A with respect to the Shares of those Classes for which a Service Plan is effective (the "Shareholder Service Fee"). The Distribution Fee and Shareholder Service Fee shall be accrued daily by each applicable Fund or Class thereof and shall be paid monthly as promptly as possible after the last day of each calendar month but in any event on or before the fifth (5th) Fund business day after month-end, at the rate or in the amounts set forth in Appendix A.

         (b) The Trust shall cause its transfer agent (the "Transfer Agent") to withhold, from redemption proceeds payable to holders of Shares of the Funds and the Classes thereof, all CDSCs properly payable by the shareholders in accordance with the terms of the applicable Prospectus and shall cause the Transfer Agent to pay such amounts over to Foreside as promptly as possible after the settlement date for each redemption of Shares.

         (c) Except as specified in Sections 9 and 11(a), Foreside shall be entitled to no compensation or reimbursement of expenses from the Trust for the services provided by Foreside pursuant to this Agreement.

         (d) As to Foreside, the Trust shall be responsible and assumes the obligation for payment of all the expenses of the Funds, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of the Registration Statement and Prospectuses (including but not limited to the expense of setting in type the Registration Statement and Prospectuses and printing sufficient quantities for internal compliance, regulatory purposes and for distribution to current shareholders).

         (e) The Trust shall bear the cost and expenses: (i) of the registration of the Shares for sale under the Securities Act; (ii) of the registration or qualification of the Shares for sale under the securities laws of the various States; (iii) if necessary or advisable in connection therewith, of qualifying the Trust, the Funds or the Classes thereof (but not Foreside) as an issuer or as a broker or dealer, in such States as shall be selected by the Trust and Foreside pursuant to Section 6(c) hereof; and (iv) payable to each State for continuing registration or qualification therein until the Trust decides to discontinue registration or qualification pursuant to Section 6(c) hereof. Foreside shall pay all expenses relating to Foreside's broker-dealer qualification.

         (f) In consideration of the administrative services provided by Foreside to the Adviser pursuant to this Agreement, the Adviser shall pay Foreside the fees set forth in Appendix B hereto.

         (g) In connection with the administrative services provided by Foreside to the Adviser pursuant to this Agreement, the Adviser, on behalf of each Fund, agrees to reimburse Foreside for the expenses set forth in Appendix B hereto. Reimbursements shall be payable as incurred. Should the Adviser exercise its right to terminate this Agreement, the Adviser, on behalf of the applicable Fund, shall reimburse Foreside for all reasonably incurred out-of-pocket expenses and employee time (at 150% of salary) associated with the copying and movement of records and material to any successor person and providing assistance to any successor person in the establishment of the accounts and records necessary to carry out the successor's responsibilities.

         SECTION 12. CONFIDENTIALITY/PRIVACY

         (a) Foreside agrees to treat all records and other information related to the Trust or the Adviser as proprietary information of the Trust or Adviser and, on behalf of itself and its employees, to keep confidential all such information, except that Foreside may:

         (i) prepare or assist in the preparation of periodic reports to shareholders and regulatory bodies such as the SEC;

         (ii) provide information typically supplied in the investment company industry to companies that track or report price, performance or other nonconfidential information regarding investment companies; and

         (iii) release such other information as approved by the Trust or Adviser, as applicable, which approval shall not, be unreasonably withheld and may not be withheld where Foreside is advised by counsel that it may be exposed to civil or criminal contempt proceedings for failure to release the information (provided, however, that Foreside shall seek the approval of the Trust or Adviser, as applicable, as promptly as possible so as to enable the Trust to pursue such legal or other action as it may desire to prevent the release of such information) or when so requested by the Trust or Adviser.

         (b) The Trust, Foreside and the Adviser agree:

         (i) to comply with SEC Regulation S-P with respect to all information and data concerning the shareholders and clients of the Trust and/or the Adviser that they may receive from time to time; and

         (ii) not to disclose or use any such information or data except as necessary to perform its obligations hereunder.

         SECTION 13. FORCE MAJEURE

         Foreside shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, which may include, without limitation, acts of civil or military authority, national emergencies, labor difficulties (other than those related to the Foreside's employees), fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply. In addition, to the extent Foreside's obligations under this Agreement are to oversee or monitor the activities of third parties, provided that Foreside has exercised reasonable care in selecting and overseeing the activities of any such third party, Foreside shall not be liable for any failure or delay in the performance of Foreside's duties caused, directly or indirectly, by the failure or delay of such third parties in performing their respective duties or cooperating reasonably and in a timely manner with Foreside.

         SECTION 14. EFFECTIVENESS, DURATION AND TERMINATION

         (a) This Agreement shall become effective with respect to each Fund on the later of (i) the date first above written or (ii) the date on which the Trust's Registration Statement relating to Shares of the Fund becomes effective. Upon effectiveness of this Agreement, it shall supersede all previous agreements between the parties hereto covering the subject matter hereof insofar as such Agreement may have been deemed to relate to the Funds.

         (b) This Agreement shall continue in effect with respect to a Fund for a period of one year from its effectiveness and thereafter shall continue in effect with respect to a Fund until terminated; provided, that continuance is specifically approved at least annually (i) by the Board or by a vote of a majority of the outstanding voting securities of the Fund and (ii) by a vote of a majority of Trustees of the Trust (x) who are not parties to this Agreement or interested persons of any such party (other than as Trustees of the Trust) and
(y) with respect to each class of a Fund for which there is an effective Plan, who do not have any direct or indirect financial interest in any such Plan applicable to the class or in any agreements related to the Plan, cast in person at a meeting called for the purpose of voting on such approval.

         (c) This Agreement may be terminated at any time with respect to a Fund, without the payment of any penalty, (i) by the Board or by a vote of a majority of the outstanding voting securities of the Fund or, with respect to each class of a Fund for which there is an effective Plan, a majority of Trustees of the Trust who do not have any direct or indirect financial interest in any such Plan or in any agreements related to the Plan, on sixty (60) days' written notice to Foreside or (ii) by Foreside on sixty (60) days' written notice to the Trust. The duties and obligations of Foreside and the Adviser to each other may be terminated by either party at any time with respect to a Fund, without the payment of any penalty on sixty (60) days' written notice to the other party.

         (d) This Agreement shall automatically terminate upon its assignment and upon the termination of Foreside's membership in the NASD.

         (e) If the Trust shall not file a Required Amendment within fifteen days following receipt of a written request from Foreside to do so, Foreside may, at its option, terminate this Agreement immediately.

         (f) The obligations of Sections 5(e), 6(d), 7(b), 9, 10 and 11 shall survive any termination of this Agreement.

         (g) This Agreement and the rights and duties under this Agreement otherwise shall not be assignable by any party except by the specific written consent of the other parties; provided, that Foreside may assign its rights to payments hereunder at any time, with prior notice to the Adviser. All terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

         SECTION 15. NOTICES

         Any notice required or permitted to be given hereunder by any party to the other shall be deemed sufficiently given if personally delivered or sent by telegram, facsimile or registered, certified or overnight mail, postage prepaid, addressed by the party giving such notice to the other party at the last address furnished by the other party to the party giving such notice, and unless and until changed pursuant to the foregoing provisions hereof each such notice shall be addressed to the Adviser, Trust or Foreside, as the case may be, at their respective principal places of business.

         SECTION 16. ACTIVITIES OF FORESIDE

         (a) Except to the extent necessary to perform Foreside's obligations hereunder, nothing herein shall be deemed to limit or restrict Foreside's right, or the right of any of Foreside's employees, agents, officers or directors who may also be a trustee, officer or employee of the Trust, or affiliated persons of the Trust to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

         (b) Foreside may subcontract any or all of its responsibilities under
Section 5(b) pursuant to this Agreement to one or more corporations, trusts, firms, individuals, or associations, which may be affiliated persons of Foreside, who agree to comply, with the terms of this Agreement; provided, that any such subcontracting shall not relieve Foreside of its responsibilities under this Agreement. Foreside may pay those persons for their services, but no such payment will increase Foreside's compensation from the Adviser. With prior notice to the Adviser, Foreside may assign its right to any or all payments hereunder to persons of its choosing.

         SECTION 17. LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

         The Trustees of the Trust and the shareholders of each Fund shall not be liable for any obligations of the Trust or of the Funds under this Agreement, and Foreside agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Fund to which Foreside's rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the shareholders of the Funds.

         SECTION 18. MISCELLANEOUS

         (a) No party to this Agreement shall be liable to another party for consequential damages under any provision of this Agreement.

         (b) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

         (c) This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

         (d) This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

         (e) This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

         (f) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid. This Agreement shall be construed as if drafted jointly by the Adviser, Foreside and the Trust and no presumptions shall arise favoring any party by virtue of authorship of any provision of this Agreement.

         (g) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         (h) Notices, requests, instructions and communications received by the parties at their respective principal addresses, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

         (i) Nothing contained in this Agreement is intended to or shall require Foreside, in any capacity hereunder, to perform any functions or duties on any day other than a Fund business day. Functions or duties normally scheduled to be performed on any day which is not a Fund business day shall be performed on, and as of, the next Fund business day, unless otherwise required by law.

         (j) Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

         (k) No affiliated person, employee, agent, officer or director of Foreside shall be liable at law or in equity for Foreside's obligations under this Agreement.

         (l) All references to any law in this Agreement shall be deemed to include reference to the applicable rules and regulations promulgated under authority of the law and all official interpretations of such law or rules or regulations.

         (m) Each of the undersigned warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof and each party hereto warrants and represents that this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the party, enforceable against the party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

         (n) The terms "vote of a majority of the outstanding voting securities," "interested person," "affiliated person" and "assignment" shall have the meanings ascribed thereto in the 1940 Act.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                                            CENTURY CAPITAL MANAGEMENT TRUST


                                            By:  /s/ Steven Alfano
                                                 -------------------------------
                                            Name:    Steven Alfano
                                            Title:   Secretary

                                            FORESIDE FUND SERVICES, LLC


                                            By:  /s/ Carl A. Bright
                                                 -------------------------------
                                            Name:    Carl A. Bright
                                            Title:   President

                                            CENTURY CAPITAL MANAGEMENT, LLC


                                            By:  /s/ Alexander L. Thorndike
                                                 -------------------------------
                                            Name:    Alexander L. Thorndike
                                            Title:   Managing Partner

                        CENTURY CAPITAL MANAGEMENT TRUST
                  DISTRIBUTION AND SUBADMINISTRATION AGREEMENT

                                   Appendix A

                  FUND                          CLASSES          DISTRIBUTION FEE         SHAREHOLDER SERVICE FEE
Century Small Cap Select Fund                Institutional             N/A                          N/A
                                               Investor                N/A                          N/A

Century Shares Trust                         Single Class              N/A                          N/A

                        CENTURY CAPITAL MANAGEMENT TRUST
                  DISTRIBUTION AND SUBADMINISTRATION AGREEMENT

                                   APPENDIX B

                            COMPENSATION FROM ADVISER

ASSET-BASED FEE

A fee of 0.01% (1 basis point) of the total of the annualized average daily net assets for the prior month of the Fund. [This fee shall be subject to a $3,250 minimum monthly fee.]

These fees shall be accrued daily and shall be payable monthly in arrears as of the first day of each calendar month for services performed under this Agreement during the prior calendar month. If the fees begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be based upon the assets during the applicable period.

REGISTERED REPRESENTATIVE FEE

A fee of $2,000 per year for each person employed or otherwise related to the Adviser whose license as a registered representative is carried by Foreside at the Adviser's request ("Adviser Reps").

These fees shall be payable in arrears as of the first day of each calendar month for Adviser Reps (a) for which Foreside has made the appropriate filing to register (currently the filing of a Form U-4 with fingerprint cards with the NASD) during the prior calendar month or (b) whose annual anniversary as a registered representative of Foreside has occurred during the prior calendar month.

EXPENSE REIMBURSEMENTS

The Adviser shall pay the out-of-pocket costs and expenses of Foreside to (i) obtain and maintain the registration of Adviser Reps with the NASD and the various States, (ii) subject to the following sentence, investigate, defend or settle, or pay any fines resulting from, any regulatory investigation or proceeding with respect to the activities of any Adviser Rep, (iii) file advertising and sales literature with the NASD and States, if applicable, and
(iv) mail or otherwise deliver the various filings and documents related to Permits and Adviser Reps, including postage and money transmittal fees.

The Adviser shall have no obligation to reimburse Foreside (a) for any costs, expenses, fines, or amounts paid in settlement of any investigation or proceeding unless Foreside has given the Adviser notice promptly, but in any event within five (5) business days, after Foreside receives notice of the initiation of such investigation or proceeding and has permitted the Adviser or the affected Adviser Rep to participate in the defense of such investigation or proceeding to the maximum extent permitted by the applicable regulatory agency and (b) for any amounts paid in settlement of any investigation or proceeding without the Adviser's prior written consent, which will not be unreasonably withheld; and Foreside shall not enter into any settlement or consent decree involving a sanction or penalty imposed on the Adviser or any Adviser Rep without the prior written consent of the Adviser or such Adviser Rep, as the case may be, which will not be unreasonably withheld.

                                      B-2